SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Woodside Energy Group Ltd

(Exact Name of Registrant as Specified in its Charter)

Australia	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Woodside Energy Group Ltd Mia Yellagonga, 11 Mount Street Perth, Western Australia 6000 Australia	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one ordinary share Ordinary Shares, no par value per share	The New York Stock Exchange The New York Stock Exchange*

*

Not for trading, but only in connection with the listing of the ordinary shares in the form of American Depositary Shares on The New York Stock Exchange. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-264280). Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No.: 333-264268.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Woodside Energy Group Ltd (the “Registrant”) hereby incorporates by reference (a) the description of its ordinary shares, no par value per share, to be registered hereunder under the heading “Description of Woodside Shares,” (b) the description of its American Depositary Shares, each representing one ordinary share, to be registered hereunder contained under the heading “Description of Woodside American Depositary Shares,” (c) the information set forth under the heading “Material U.S. Federal Income Tax Considerations” and (d) the information set forth under the heading “Material Australian Tax Considerations,” in each case, in the Registrant’s Registration Statement on Form F-4 (File No. 333-264268), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2022 (as amended from time to time thereafter, the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WOODSIDE ENERGY GROUP LTD

23 May 2022	By:	/s/ Marguerite O’Neill
Marguerite O’Neill
Chief Executive Officer and Managing Director